UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 24, 2021

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01	Entry into a Material Definitive Agreement.

On November 24, 2021, Summit Healthcare REIT, Inc. (the “Company”), entered into an Amendment to the Purchase and Sale Agreement (the “Amendment”) with several sellers, each of which is a Delaware limited liability company (collectively, the “Seller”). The Amendment modifies a Purchase and Sale Agreement by and among the Company and Seller dated November 20, 2020 (the “PSA”), which was previously terminated pursuant to a letter dated April 7, 2021. The Amendment reinstates the PSA on its original terms, subject to certain other modifications set forth in the Amendment. Pursuant to the PSA, as amended, the Company shall acquire eight (8) real estate properties (collectively, the “Properties”), all located in Georgia, from the Seller for a total purchase price of $130,000,000. The Company has made a $250,000 earnest money deposit in escrow, which shall become non-refundable if the Company does not terminate the PSA prior to the expiration of an agreed-upon due diligence period (the “Inspection Period”). Upon the expiration of the Inspection Period, the Company must deliver an additional, non-refundable earnest money deposit of $250,000 to the escrow agent. The closing of the acquisition of the Properties is expected to occur within thirty (30) days following the expiration of the Inspection Period but no later than December 30, 2021. The Company expects to invest up to approximately $9.0 million in cash on hand and incur approximately $111 million in mortgage loans collateralized by the Properties and $13 million in a loan secured by the equity interests of a to-be formed subsidiary of the Company and parent holding company for the applicable borrowers.

The PSA contains provisions, representations, warranties, covenants and indemnities that are customary and standard for the real estate industry. Several conditions to closing on the acquisition of the Properties remain to be satisfied, and there can be no assurance that we will complete the transaction on the general terms described above or at all.

The above description of the proposed transaction does not purport to be complete and is qualified in all respects with reference to the Amendment and the PSA, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated herein into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment to Purchase and Sale Agreement by and among Summit Healthcare REIT, Inc., GASTONE MOUNTAIN SNF HOLDINGS LLC, GAJASPER SNF HOLDINGS LLC, GADECATUR SNF HOLDINGS LLC, GAFAIRBURN SNF HOLDINGS LLC, GACHATSWORTH SNF HOLDINGS LLC, a Delaware limited liability, GACARTERSVILLE SNF HOLDINGS LLC, GACALHOUN SNF HOLDINGS LLC and 4595 CANTRELL ROAD, LLC, dated November 24, 2021.

10.2	Purchase and Sale Agreement by and among Summit Healthcare REIT, Inc., GASTONE MOUNTAIN SNF HOLDINGS LLC, GAJASPER SNF HOLDINGS LLC, GADECATUR SNF HOLDINGS LLC, GAFAIRBURN SNF HOLDINGS LLC, GACHATSWORTH SNF HOLDINGS LLC, a Delaware limited liability, GACARTERSVILLE SNF HOLDINGS LLC, GACALHOUN SNF HOLDINGS LLC, and 4595 CANTRELL ROAD, LLC, dated November 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: December 1, 2021